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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of Avid Technology, Inc. on Form S-3 (File No. 333-3128) of our report dated February 12, 1996, on our audits of the consolidated financial statements and financial statement schedule of Avid Technology, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

May 20, 1996